UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2017

___________________

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events.

Notes Exchange

As previously reported, on December 28, 2016, Amyris, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with the holders (the “Holders”) of its outstanding 3% Senior Unsecured Convertible Notes due 2017 (the “3% Notes”), pursuant to which the Company and the Holders agreed to exchange the 3% Notes held by the Holders, together with accrued and unpaid interest thereon, for approximately $19.1 million in aggregate principal amount of the Company’s 9.50% Convertible Senior Notes due 2019 (the “9.50% Notes”), representing an exchange ratio of approximately 1:1.25 (i.e., each $1.00 of 3% Notes would be exchanged for approximately $1.25 of 9.50% Notes), in a private placement pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act (the “Exchange”). The terms of the 3% Notes and the 9.50% Notes were previously reported in Note 5, “Debt and Mezzanine Equity,” to the unaudited financial statements contained in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2016, and the entry into the Exchange Agreement was previously reported in a Current Report on Form 8-K filed by the Company with the SEC on December 29, 2016, and all such disclosure is incorporated herein by reference.

The closing of the Exchange (the “Closing”) occurred on January 11, 2017. At the Closing, the Company issued approximately $19.1 million in aggregate principal amount of the 9.50% Notes (the “Additional 9.50% Notes”) to the Holders in exchange for the cancellation of the outstanding 3% Notes. The Company did not receive any proceeds from the Exchange.

Additional 9.50% Notes

The Additional 9.50% Notes were issued pursuant to the Indenture, dated as of October 20, 2015 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of January 11, 2017, between the Company and the Trustee, which amended the Indenture to clarify the Exchange Cap (as defined below) for the Additional 9.50% Notes. The Additional 9.50% Notes are unsecured senior obligations of the Company. Interest will accrue on the Additional 9.50% Notes from and including October 15, 2016 at a rate of 9.50% per annum and is payable semiannually on each April 15 and October 15, beginning on April 15, 2017. Interest may be payable, at the Company’s option, entirely in cash or entirely in shares of the Company’s common stock (“Common Stock”). If the Company elects to pay interest in Common Stock, then the Common Stock will be valued at 92.5% of the simple average of the daily volume-weighted average price per share for the 10 trading days ending on and including the trading day immediately preceding the applicable interest payment date. The Additional 9.50% Notes will mature on April 15, 2019, unless repurchased or converted in accordance with their terms prior to such date.

Upon conversion, the Additional 9.50% Notes will be settled in shares of Common Stock, subject to the Exchange Cap (as defined below). The Additional 9.50% Notes will have an initial conversion rate of 446.8707 shares of Common Stock per $1,000 principal amount of Additional 9.50% Notes (which is subject to adjustment in certain circumstances, including certain price-based anti-dilution adjustments). This represents an initial effective conversion price of approximately $2.24 per share. At any time until the close of business on the last trading day immediately preceding the maturity date, holders may convert all or any portion of their Additional 9.50% Notes at the then applicable conversion rate.

With respect to any conversion of the Additional 9.50% Notes, in addition to the shares of Common Stock deliverable upon conversion, holders will be entitled to receive a payment equal to the present value of the remaining scheduled payments of interest that would have been made on the Additional 9.50% Notes being converted from the date of conversion (or, in the case of conversion between a record date and the following interest payment date, from such interest payment date) until the maturity of the Additional 9.50% Notes (the “Early Conversion Payment”). The present value of the remaining interest payments will be computed using a discount rate of 0.75%. The Company may pay an Early Conversion Payment either in cash or in Common Stock, at its election, provided that it may only make such payment in Common Stock if such Common Stock is not subject to restrictions on transfer under the Securities Act by persons other than affiliates of the Company, whether based on an effective registration statement covering such shares or on an applicable exemption from such registration requirement for resale thereof. If the Company elects to pay an Early Conversion Payment in Common Stock, then the Common Stock will be valued at 92.5% of the simple average of the daily volume-weighted average price per share for the 10 trading days ending on and including the trading day immediately preceding the conversion date. Notwithstanding the foregoing, if a holder elects to convert Additional 9.50% Notes on or after the effective time of certain make-whole fundamental changes, such holder will not be entitled to receive the Early Conversion Payment but instead will receive additional shares, if any, as described in the Indenture.

Notwithstanding the foregoing, unless and until the Company obtains stockholder approval to issue a number of shares of Common Stock in excess of the Exchange Cap (as defined below), holders will not have the right to receive shares of Common Stock upon conversion of the Additional 9.50% Notes, and the Company will not have the right to issue shares of Common Stock as payment of interest on the Additional 9.50% Notes, including any Early Conversion Payment, if the aggregate number of shares issued with respect to the Additional 9.50% Notes (and any other transaction aggregated for such purpose) after giving effect to such conversion or payment, as applicable, would exceed 19.99% of the number of shares of Common Stock outstanding as of December 28, 2016 (the “Exchange Cap”). The Company will pay cash in lieu of any shares that would otherwise be deliverable in excess of the Exchange Cap.

Holders of the Additional 9.50% Notes who convert their Additional 9.50% Notes in connection with a Make-Whole Fundamental Change (as defined in the Indenture) will, under certain circumstances, be entitled to an increase in the conversion rate. Additionally, in the event of a Fundamental Change (as defined in the Indenture), holders of the Additional 9.50% Notes may require the Company to purchase all or a portion of their Additional 9.50% Notes at a price equal to 100% of the principal amount of such Additional 9.50% Notes, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Additional 9.50% Notes and the shares of Common Stock issuable upon conversion of the Additional 9.50% Notes, if any, or in payment of interest on the Additional 9.50% Notes, including any Early Conversion Payment, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 20, 2015 and is incorporated herein by reference. The description of the Additional 9.50% Notes contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Indenture.

Related Transactions

Pursuant to the Exchange Agreement, upon the Closing, the Securities Purchase Agreement, dated as of February 24, 2012, between the Company and the entities listed on Schedule I thereto, including the Holders, relating to the 3% Notes (the “3% Notes SPA”) terminated. The entry into the 3% Notes SPA was previously reported in the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2012, which is incorporated herein by reference.

In addition, as previously reported, on October 6, 2016, the Company entered into a fourth amendment (the “Fourth Amendment”) of the Company’s Loan and Security Agreement, dated as of March 29, 2014, as subsequently amended on June 12, 2014, March 31, 2015 and November 30, 2015 (as amended, the “Loan Facility”), between the Company, certain of its subsidiaries party thereto and Stegodon Corporation (“Stegodon”), the agent and lender under the Loan Facility, as assignee of Hercules Capital, Inc. (formerly Hercules Technology Growth Capital, Inc.), and an affiliate of Ginkgo Bioworks, Inc. (“Ginkgo”), a commercial partner of the Company, pursuant to which, among other things, subject to the Company extending (the “Extension Condition”) the maturity of the 3% Notes, the parties agreed to extend the maturity date of all outstanding loans under the Loan Facility to the business day immediately preceding the earliest maturity of the 3% Notes and certain of the Company’s other outstanding convertible notes held by non-affiliates, with maturity dates ranging from October 16, 2018 to January 15, 2019, after giving effect to any extensions thereof at or prior to the satisfaction of the Extension Condition, but in no event later than April 12, 2019. The entry into the Fourth Amendment was previously reported in a Current Report on Form 8-K filed by the Company with the SEC on October 12, 2016, which is incorporated herein by reference. Upon the closing of the Exchange, in accordance with the terms of the Fourth Amendment, the maturity date of all outstanding loans under the Loan Facility was extended to October 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: January 18, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer